4th Quarter Fiscal 2025 Earnings Presentation Exhibit 99.2

Safe-Harbor Statement © 2025 Lindsay Corporation This presentation contains forward-looking statements that are subject to risks and uncertainties, and which reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, financial results and planned financing. You can find a discussion of many of these risks and uncertainties in the annual, quarterly and current reports that the Company files with the Securities and Exchange Commission. Investors should understand that a number of factors could cause future economic and industry conditions and the Company’s actual financial condition and results of operations to differ materially from management’s beliefs expressed in the forward-looking statements contained in this presentation. These factors include those outlined in the “Risk Factors” section of the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission, and investors are urged to review these factors when considering the forward-looking statements contained in this presentation. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. For additional financial statement information, please see the Company’s earnings release dated October 23, 2025.

© 2025 Lindsay Corporation Key Highlights for Fiscal 2025 Double digit revenue and operating income growth in both Irrigation and Infrastructure International irrigation revenues exceed North America irrigation revenues for the first time in Company history, primarily driven by project sales in the MENA region Infrastructure results were the second best in Company history Record net earnings and earnings per share Free cash flow generation reached 122 percent of net earnings

Fourth Quarter Summary © 2025 Lindsay Corporation Revenues decreased $1.4 million, or 1 percent, compared to the prior year Irrigation increased $3.2 million Infrastructure decreased $4.6 million Operating income decreased $2.2 million, or 16 percent, compared to the prior year Diluted earnings per share decreased $0.18 per share, or 15 percent, compared to the prior year -1% -16% -15% Revenue Operating Income (with operating margin) Diluted EPS $ in millions

Fiscal 2025 Summary © 2025 Lindsay Corporation Revenues increased $69.3 million, or 11 percent, compared to the prior year Irrigation increased $54.1 million Infrastructure increased $15.2 million Operating income increased $11.5 million, or 15 percent, compared to the prior year Diluted earnings per share increased $0.77 per share, or 13 percent, compared to the prior year +11% +15% +13% Revenue Operating Income (with operating margin) Diluted EPS $ in millions

Irrigation – Current Market Factors © 2025 Lindsay Corporation In September, the USDA estimated 2025 U.S. net farm income to be $179.8 billion, an increase of 41 percent from 2024 U.S. net farm income of $127.8 billion The projected increase is based mainly on higher government support payments Cash receipts for crops are projected to decline by 3 percent while cash expenses have increased U.S. trade disruption with China negatively impacts export market for U.S. commodities The One Big Beautiful Bill Act was signed into law July 4 Extends provisions of the 2017 Tax Act, including accelerated depreciation of equipment purchases Extends key commodity support programs under the Farm Bill, which expired September 30 Demand for irrigation equipment in Brazil remains stable The market is benefiting from increased commodity exports to China High interest rates and ongoing credit constraints remain as headwinds Pipeline of project opportunities in developing international markets continues to be robust, driven by secular megatrends of food security and water conservation

Irrigation Segment – Fourth Quarter Summary © 2025 Lindsay Corporation North America revenue of $50.0 million decreased 19 percent Lower unit sales volume compared to the prior year, due to lower storm damage replacement demand and soft market conditions Higher average selling prices compared to the prior year Unit sales volume breakdown by category: Replacement 69%, Conversion 19%, Dryland 12% International revenue of $79.0 million increased 23 percent Higher unit sales volume in South America and Australia Higher project sales in the MENA region Operating income of $17.7 million increased 4 percent Increase resulted primarily from higher revenues and from the positive leverage of fixed operating expenses Revenue +4% +3% Operating Income (with operating margin) 7 $ in millions

Infrastructure – Current Market Factors Infrastructure Investment and Jobs Act (IIJA) funding includes $110 billion in incremental federal funding for roads, bridges, and other transportation projects and runs through September 2026 Inflation on material prices and labor costs have offset some of the impact of incremental funding Through August 2025, 78 percent of the IIJA funds have been committed to the states, and 52 percent of the funds have been reimbursed to the states* The value of state and local government contract awards increased 10 percent year to date versus 2024 driven by bridges, tunnels and the rail sector* The Road Zipper ™ project pipeline continues to be actively managed; however, the timing of individual projects remains challenging to predict © 2025 Lindsay Corporation *Source: American Road and Transportation Builders Association

Infrastructure Segment – Fourth Quarter Summary © 2025 Lindsay Corporation Revenue of $24.5 million decreased 16 percent Lower Road Zipper System™ sales and lease revenues Prior year included Road Zipper System project sales that did not repeat Sales of road safety products were slightly higher compared to the prior year Operating income of $3.5 million decreased 37 percent Lower operating income and operating margin resulted from lower revenue and a less favorable margin mix with lower Road Zipper revenues compared to the prior year Revenue -37% Operating Income (with operating margin) -16% $ in millions

© 2025 Lindsay Corporation Ample Liquidity to Execute Capital Allocation Priorities $300M Available liquidity Current Liquidity 0.9x Gross Debt to EBITDA leverage Substantial Room to Add Leverage No Near-Term Debt Maturities $115M Total Debt 2030 Maturity

Capital Allocation Priorities © 2025 Lindsay Corporation Working capital to support sales growth New product development Capacity and productivity investments Align with strategic growth priorities Leverage or add to existing capabilities Deliver return on invested capital Increase annual dividends Opportunistic share repurchase Support Growth and Profitability of Current Businesses Acquisitions Return Capital to Shareholders

Innovation Leadership: Addressing Global Megatrends © 2025 Lindsay Corporation Capitalizing on global megatrends Megatrends Innovation Leadership Innovative sustainable solutions for growers across the globe Mobilizing global populations safely and sustainably Food Security Water Scarcity Land Availability Aging Infrastructure Mobility Safety Increased Safety Standards

Strong Commitment to Sustainable Practices © 2025 Lindsay Corporation Our mission is to conserve natural resources, expand our world’s potential, and enhance the quality of life for people. Investing in sustainable technologies Improving our operational footprint Empowering and protecting our people Engaging in our local communities Operating with integrity

Appendix © 2025 Lindsay Corporation

U.S. Corn Prices Source: Trading Economics © 2025 Lindsay Corporation USD/BU

U.S. Soybean Prices © 2025 Lindsay Corporation USD/BU Source: Trading Economics

United States Drought Condition Source: US Drought Monitor, October 2024/2025 2024 2025 © 2025 Lindsay Corporation

Soybean Cash Price Index – Brazil Source:Cepea © 2025 Lindsay Corporation 2023 2024 2025 R$/bag

Brazil Central Bank Interest Rate Source: Trading Economics| Banco Central do Brasil Percent © 2025 Lindsay Corporation